UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 11, 2013
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

See information provided in Item 8.01.

Item 7.01	Regulation FD Disclosure.

On July 11, 2013, NW Natural issued a press release announcing that NW Natural has filed with the Public Utility Commission of Oregon two stipulated settlement agreements. Information regarding each agreement is provided in Item 8.01. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of NW Natural, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01     Other Events.

As previously reported, as part of the Oregon general rate case completed in 2012, certain items were deferred for decision by the Public Utility Commission of Oregon (Commission) to separate dockets. Northwest Natural Gas Company (NW Natural) and all parties (Staff for the Commission, Citizens' Utility Board and Northwest Industrial Gas Users) entered into stipulated settlements to resolve the outstanding issues in two of those dockets. The first settlement addresses implementation issues in the docket related to NW Natural's new Site Remediation and Recovery Mechanism (SRRM). The second settlement relates to the docket relating to recovery of NW Natural's carrying costs on working gas inventory. These two stipulated settlements were filed with the Commission on July 11, 2013 and are subject to Commission review and approval. The Company anticipates Commission review before year end.

SRRM Implementation Issues
The SRRM approved by the Commission in the 2012 general rate case allows recovery of costs NW Natural has prudently incurred, and will continue to incur, for environmental remediation of sites historically used to manufacture gas for customers. As part of the SRRM, each year one-fifth of NW Natural's deferred expenses with carrying costs, net of insurance proceeds, will be amortized and collected in customer rates. The Commission's order to implement the SRRM was initially delayed so that a few remaining issues could be resolved in a separate docket.

The settlement in the SRRM docket addresses those SRRM implementation issues, which included review of the prudence of past deferred expenses, as well as the creation and application of an earnings test to determine the amount of costs that could be collected from customers based on NW Natural's past and future earnings.

Under the settlement, environmental remediation expenses and associated carrying costs incurred by NW Natural through December 31, 2012 totaling approximately $97.6 million were deemed prudently incurred. The parties also agreed that insurance settlements finalized through 2012 totaling approximately $40.7 million were prudently executed, with such recoveries applied against deferred expenses to reduce amounts to be amortized under the SRRM.

If the Commission approves the settlement, NW Natural has agreed not to seek recovery of $7.0 million of its $97.6 million in deferred expenses and associated carrying costs incurred through December 31, 2012. This amount and other related adjustments for environmental regulatory interest and insurance recoveries reduce the non-recoverable amount by a net of $1.1 million resulting in a one-time, net after-tax charge of $3.4 million in the third quarter of 2013.

The settlement also provides that environmental remediation expenditures deferred after January 1, 2013 will be reviewed for prudency, and an earnings test to be applied annually as follows:

•
If NW Natural's Oregon utility results of operations (ROO) for a given year show that NW Natural's earnings were more than 75 basis points below its authorized return on equity in that year (Authorized ROE), NW Natural will be allowed to collect all of the prudently incurred environmental remediation expenses deferred in that year.

•
If NW Natural's ROO for a given year shows that its earnings are between 75 basis points below Authorized ROE and Authorized ROE (or at ROE), NW Natural will reduce the balance of the SRRM account up to the net amount deferred for the current year, including insurance proceeds and other third-party recoveries allocated to that year (Net Amount Deferred), by 10 percent of its earnings between 75 basis points below Authorized ROE and Authorized ROE.

•
If NW Natural's ROO for a given year shows that its earnings are above Authorized ROE but less than or equal to 50 basis points above Authorized ROE, NW Natural will reduce the balance of the SRRM account, up to the Net Amount Deferred for the current year, by: (1) 80 percent of NW Natural's earnings between Authorized ROE and 50 basis points above Authorized ROE; and (2) 10 percent of its earnings between 75 basis points below Authorized ROE and Authorized ROE.

•
If NW Natural's ROO for a given year shows that its earnings are more than 50 basis points above Authorized ROE, NW Natural will reduce the balance of the SRRM account, up to the Net Amount Deferred for the current year, by: (1) 95 percent of its earnings above 50 basis points above Authorized ROE; (2) 80 percent of its earnings between Authorized ROE and 50 basis points above Authorized ROE; and (3) 10 percent of its earnings between 75 basis points below Authorized ROE and Authorized ROE.

•
For illustrative purposes only:  Assuming that the amount of NW Natural's current Oregon rate base remains unchanged and that NW Natural had earned its Authorized ROE (currently 9.5%) when the earning test was applied, NW Natural would not recover approximately the first $0.6 million of its net environmental remediation expenditures for that year.

Insurance proceeds recovered after December 31, 2012 will be applied against expenses approved for amortization in the SRRM in equal amounts over a 10-year period following receipt of the funds.

The settlement also provides for recovery of the Company's costs associated with the construction of a water pumping station at NW Natural's Gasco site in Portland, Oregon.  The station is currently under construction and is expected to be completed in the third quarter of 2013 with a cost estimate between $20-25 million.  Under the settlement, NW Natural can file for rate recovery in the annual PGA upon completion, and its approved investment costs will be rolled into customer rates as part of rate base and recovered over approximately 30 years.

Working Gas Inventory
The settlement in the docket relating to recovery of working gas inventory carrying costs provides that NW Natural will be allowed to collect $4.5 million, before interest, for deferred carrying costs on working gas inventory balances for the period of November 1, 2012 through October 31, 2013. Upon Commission approval, these amounts will be included in customer rates for the Purchased Gas Adjustment November 1, 2013 through October 1, 2014.

The settlement also provides that, beginning November 1, 2013, carrying costs on working gas inventory balances equal to $4.5 million will be included in permanent base rates to customers, until adjusted in a future rate proceeding. This amount represents carrying costs on approximately $39.5 million in working gas inventory balances at NW Natural's authorized rate of return.

Forward-Looking Statements
This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, customer growth, construction time-lines or costs, commodity and other costs, customer rates or rate recovery, revenues and earnings, dividends, performance, effects of future regulatory proceedings, or future regulatory approvals, effects of regulatory mechanisms such as SRRM, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the Company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the Company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are being filed pursuant to Items 7.01 herein.

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued July 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: July 11, 2013	/s/ MardiLyn Saathoff
Vice President, Legal, Risk and Land; Chief Governance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued July 11, 2013

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